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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Joint Proxy Statement/Prospectus of First Data Corporation and First Financial Management Corporation, which is made a part of the Registration Statement on Form S-4 of First Data Corporation, of our report dated August 26, 1994 with respect to the consolidated financial statements of CESI Holdings, Inc. included in the Current Report on Form 8-K of First Data Corporation dated March 23, 1995, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Melville, New York
September 22, 1995